EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
On January 13, 2021, Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P. and Insight Venture Partners IX (Co-Investors), L.P. (together, the “IVP IX Funds”) distributed an aggregate of 1,072,547 shares of Common Stock of the Issuer pro rata to their partners in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreement of such entities (the “Initial IVP Distribution”). In connection with the Initial IVP Distribution, Insight Venture Associates IX, L.P. (“IVA IX”), the general partner of each of the IVP IX Funds, acquired direct ownership of 58,751 shares of Common Stock. On January 13, 2021, IVA IX distributed 58,751 shares of Common Stock of the Issuer pro rata to its partners in accordance with their respective ownership interests as determined in accordance with the limited partnership agreement of IVA IX (the “IVA IX Distribution”, and together with the Initial IVP Distribution, the “IVP Distribution”). In accordance with the limited partnership agreement of IVA IX, 9,547 shares of Common Stock of the Issuer were distributed to IVP (Venice), L.P. (“IVP Venice”), an entity controlled by Insight Holdings Group, LLC. The respective partners of the IVP IX Funds and IVA IX, including IVP Venice, did not furnish any consideration in exchange for shares received in connection with the IVP Distribution.

(2)
On January 13, 2021, Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P. (together, the “IVP Coinvestment Funds”) distributed an aggregate of 927,453 shares of Common Stock of the Issuer pro rata to their partners in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreement of such entities (the “Initial GBCF Distribution”). In connection with the Initial GBCF Distribution, Insight Venture Associates Growth-Buyout Coinvestment, L.P. (“IVA Coinvestment”), the general partner of each of the IVP Coinvestment Funds, acquired direct ownership of 124,840 shares of Common Stock. On January 13, 2021, IVA Coinvestment distributed 124,840 shares of Common Stock pro rata to its partners in accordance with their respective ownership interests as determined in accordance with the limited partnership agreement of IVA Coinvestment (the “IVA Coinvestment Distribution” and, together with the Initial GBCF Distribution, the “GBCF Distribution”).  The respective partners of the IVP Coinvestment Funds and IVA Coinvestment did not furnish any consideration in exchange for shares received in connection with the GBCF Distribution.

(3)
The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Holdings”). Holdings is the sole shareholder of Insight Venture Associates IX, Ltd. (“IVA IX Ltd”), which in turn is the general partner of IVA IX, which in turn is the general partner of each of the IVP IX Funds. Holdings is also the sole shareholder of Insight Venture Associates X, Ltd. (“IVA X Ltd”), which is the managing member of IVP GP (Venice), LLC (“IVP GP Venice”), which in turn is the general partner of IVP Venice. Holdings is the sole shareholder of Insight Venture Associates Growth-Buyout Coinvestment, Ltd. (“IVA GBCF Ltd”), which in turn is the general partner of IVA Coinvestment, which in turn is the general partner of each of the IVP Coinvestment Funds.

(4)
All Shares indicated as indirectly owned by the reporting person are included herein because the reporting person is a member of the board of managers of Holdings, Holdings is the sole shareholder of each of IVA IX Ltd, IVA GBCF Ltd and IVA X Ltd, IVA IX Ltd is the general partner of IVA IX LP, IVA GBCF Ltd is the general partner of IVA GBCF LP, IVA X Ltd is the managing member of IVP GP Venice, and in turn, IVA IX LP is the general partner of the IVP IX Funds, IVA GBCF LP is the general partner of the IVP Coinvestment Funds and IVP  GP Venice is the general partner of IVP Venice, and the reporting person therefore may be deemed to share voting and dispositive power over such shares. The reporting person disclaims beneficial ownership of all Shares held of record by each of the IVP IX Funds, the IVP Coinvestment Funds or IVP Venice, except to the extent of his pecuniary interest therein.

(5)
Following the IVP Distribution and the GBCF Distribution, 1,144 shares of Common Stock of the Issuer are owned by JPH DE Trust Holdings LLC and 17,960 shares of Common Stock of the Issuer are owned by JPH Private Investments LLC. The reporting person controls JPH DE Trust Holdings LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the securities owned by JPH DE Trust Holdings LLC and JPH Private Investments LLC.

(6)
Each RSU represents a contingent right to receive one Share or, in the Issuer’s discretion, an amount of cash equal to the fair market value of the Shares represented by the RSUs on the payment date.  These RSUs vest in full on June 8, 2021, subject to the reporting person’s continued service through the applicable vesting date, and provided that none of such RSUs could be settled until after the expiration of the lock-up period established in connection with the issuer’s initial public offering.  These RSUs fully vest upon a change in control of the Issuer.